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                                                                    EXHIBIT 21.1



                              WINSTON HOTELS, INC.
                              List of Subsidiaries


Name                                         Jurisdiction of Incorporation of Organization
----                                         ---------------------------------------------

1.  Winston Manager Corporation              Virginia

2.  Barclay Hospitality Services Inc.        North Carolina